UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

June 11, 2014

SeaWorld Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35883	27-1220297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400

Orlando, Florida 32819

(407) 226-5011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) (b)

On June 11, 2014, SeaWorld Entertainment, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders. A quorum was present at the meeting, as required by the Company’s Amended and Restated Bylaws. The immediately following charts set forth the number of votes cast for and against, and the number of abstentions votes and broker non-votes, with respect to each matter voted upon by the stockholders.

Proposal 1 – Election of Directors

The following two individuals were elected to the Board of Directors to serve as directors for a term expiring in 2017 and until their successors have been duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
David F. D’Alessandro	76,673,830	5,008,831	3,815,314
Judith A. McHale	76,280,200	5,402,461	3,815,314

Proposal 2 – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2014

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified.

Votes For	Votes Against	Votes Abstained
65,228,382	11,444	20,258,149

Proposal 3 – Non-binding Vote on Executive Compensation

The stockholders approved, on an advisory, non-binding basis, the compensation paid to our named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
80,594,503	395,108	693,050	3,815,314

Proposal 4 – Non-binding Vote on the Frequency of Future Votes on Executive Compensation

The stockholders approved, on an advisory, non-binding basis, the holding of an advisory vote on executive compensation every year.

Every Year	Every 2 Years	Every 3 Years	Votes Abstained	Broker Non-Votes
75,960,803	7,367	5,109,624	604,867	3,815,314

(d)

In light of the voting results with respect to the frequency of holding a non-binding, advisory vote on executive compensation, the Board of Directors has determined that the Company will hold future non-binding, advisory votes of stockholders to approve the compensation of the named executive officers on an annual basis until the next non-binding, advisory stockholder vote on the frequency of stockholder votes on executive compensation, or until the Board of Directors otherwise determines a different frequency for such non-binding, advisory votes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: June 13, 2014	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal and Corporate Affairs Officer,
General Counsel and Corporate Secretary